Exhibit 99.1

NATIONAL HEALTH PARTNERS

ANNOUNCES FINANCIAL RESULTS FOR Q2 2008

Company’s gross profit for Q2 2008 increases 83% from Q1 2008 as its Q2 2008 net loss per share decreases 50% from Q1 2008 to $(0.01)

HORSHAM, Pennsylvania — (BUSINESS WIRE) — August 14, 2008 — National Health Partners, Inc. (OTCBB: NHPR - News), a leading provider of unique discount healthcare membership programs, announced its financial results for its fiscal quarter ended June 30, 2008.  Revenue for its fiscal quarter ended June 30, 2008 increased almost 10% to $882,016 from $822,177 for its fiscal quarter ended March 31, 2008 as gross profit increased 83% to $648,481 for its fiscal quarter ended June 30, 2008 from $354,302 for its fiscal quarter ended March 31, 2008.  In addition, the company achieved a net loss per share of $(0.01) for its fiscal quarter ended June 30, 2008, representing a 50% decrease from a net loss per share of $(0.02) for its fiscal quarter ended March 31, 2008, as the company achieved its smallest net loss from operations in its history.

Q2 2008 Highlights

•                  Revenue for Q2 2008 increased almost 10% to $882,016 from $822,177 for Q1 2008.

•                  Gross profit increased $294,179 to $648,481 for Q2 2008 from $354,302 for Q1 2008, representing an increase of 83%.

•                  Net loss per share for Q2 2008 decreased 50% to $(0.01) from $(0.02) for Q1 2008.

•                  Net cash flows increased $1,121,874 to $22,445 for Q2 2008 from $(1,099,429) for Q1 2008.

•                  Working capital increased $404,342 to $501,534 for Q2 2008 from $97,192 for Q1 2008, representing an increase of 316%.

•                  The company was selected by a 5,000-member union as the health benefit program provider for all of the union’s members

•                  The company entered into an agreement with the Polish National Alliance, which will be promoting the company’s CARExpress health discount programs to its 65,000 households nationwide through a multi-faceted marketing campaign.

The company attributes its sequential growth in quarterly revenue and gross profit, and its sequential decrease in net loss, to an increase in sales of its CARExpress health discount programs and CARExpress Plus membership programs through high-quality sales channels such as affinity groups and brokers and agents, and to cost-cutting measures that management implemented during the quarter.  The company has entered into agreements with several affinity groups, such as unions, associations, chambers of commerce, small business associations and other organizations that have a large number of members or employees, as well as insurance brokers and agents over the last several months.  By expanding the number and quality of the sales channels it is utilizing, it has diversified the number and mix of organizations selling its programs.

“I am very pleased with our Q2 2008 financial results,” stated David M. Daniels, President and Chief Executive Officer of National Health Partners.  “We are experiencing substantial growth in the number of affinity groups and other business partners through which we are selling both our CARExpress health discount programs and our CARExpress Plus membership programs.  We have successfully completed the planned transition of our primary source of sales from marketing companies to affinity groups and are now beginning to reap the rewards of our hard work.  It is very gratifying to know that so many large membership organizations located across the country are expressing such a tremendous interest in our programs.”

“I am also pleased with our financial results for Q2 2008,” stated Alex Soufflas, Chief Financial Officer and Executive Vice President of National Health Partners.  “Our revenue increased almost 10% between Q1 2008 and Q2 2008 and our gross profit from operations increased 83% between Q1 2008 and Q2 2008.  The substantial increase in our gross profit was a direct result of the cost savings that we achieved from our decision to shift our primary source of sales from marketing companies to affinity groups.   These costs savings also reflected themselves in our bottom line, which improved substantially between Q1 2008 and Q2 2008.  Our net loss per share deceased 50% from $(0.02) to $(0.01) as the company achieved its smallest net loss from operations in its history.”

“We recently announced relationships with two groups — the Polish National Alliance and a 5,000-member union — that will represent the greatest driving forces behind our revenue growth during the second half of 2008,” added Mr. Daniels.  “Purchases of our CARExpress membership programs by members of affinity groups located throughout the country will be the primary driver for revenue, positive cash flow and profitability going forward.  Our Q2 2008 net loss of $381,002 was the smallest loss in our company’s history, and this achievement is even more impressive when you take into consideration that $221,794 of the net loss was for non-cash expenses.  We are very excited about what the remainder of 2008 has in store for National Health Partners.”

National Health Partners, Inc.

National Health Partners, Inc. is a national healthcare savings organization that provides discount healthcare membership programs to uninsured and underinsured people through a national healthcare savings network called “CARExpress.”  CARExpress is one of the largest networks of hospitals, doctors, dentists, pharmacists and other healthcare providers in the country and is comprised of over 1,000,000 medical professionals that belong to such PPOs as CareMark and Aetna.  The company’s primary target customer group is the 47 million Americans who have no health insurance of any kind.  The company’s secondary target customer group includes the 61 million Americans who lack complete health insurance coverage.  The company is headquartered in Horsham, Pennsylvania.  For more information on the company, please visit its website at www.nationalhealthpartners.com.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the company’s future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, its ability to fund future growth and implement its business strategy, its ability to develop and expand the market for its CARExpress membership programs, demand for and acceptance of its CARExpress membership programs, its dependence on a limited number of preferred provider organizations and other provider networks for healthcare providers, as well as those factors set forth in the company’s most recently filed Annual Report on Form 10-KSB and its other filings and submissions with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  Except as required by law, the company assumes no obligation to update or revise any of the information contained in this press release.

Contact

National Health Partners, Inc.

Alex Soufflas

Chief Financial Officer

(215) 682-7114

info@nationalhealthpartners.com

Source:  National Health Partners, Inc.